UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 12, 2011

DORAL FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Puerto Rico	001-31579	66-0312162
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1451 Franklin D. Roosevelt Avenue, San Juan, Puerto Rico 00920-2717

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: 787-474-6700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on October 12, 2011, the Board of Directors of Doral Financial Corporation (the “Company”) appointed Ronald Stewart as the Principal Accounting Officer of the Company. Mr. Stewart, who is 42 years of age, is also a Senior Vice President of the Company. Mr. Stewart will report directly to the Chief Financial and Investment Officer of the Company.

Prior to joining the Company, Mr. Stewart served as a Manager in the Bank Reporting and Strategic Analysis group of Global Wealth & Investment Management of Bank of America Merrill Lynch from September 2010 to September 2011. Mr. Stewart served as Assistant Controller-North America of Marsh, Inc. from June 2009 to September 2010. Mr. Stewart was Controller of Merrill Lynch Bank & Trust Co., FSB from January 2008 to May 2009 and was an Accounting Manager of Merrill Lynch Business Financial Services Inc. from May 2005 to January 2008. Before Merrill Lynch, Mr. Stewart served as Senior Finance Manager of General Electric Commercial Distribution Finance from 2002 to 2005 and as Lead Internal Auditor of Transamerica Finance Corporation from 1999 to 2002. Mr. Stewart was also Senior Accountant of Deloitte & Touche LLP in Miami, Florida from 1998 to 1999 and an Audit Supervisor of Deloitte & Touche LLP in the Channel Islands, United Kingdom from 1993 to 1998. Mr. Stewart graduated with a BA (Honors) in Accountancy from Glasgow Caledonian University in Glasgow, Scotland. Mr. Stewart is a Chartered Accountant of The Institute of Chartered Accountants in England and Wales.

There are no related party transactions between the Company and Mr. Stewart. There were no arrangements or understandings between Mr. Stewart and any other person pursuant to which he was appointed as Senior Vice President and Principal Accounting Officer of the Company. Mr. Stewart is not related to any director or executive officer of the Company by blood, marriage or adoption.

In connection with Mr. Stewart’s appointment as Senior Vice President and Principal Accounting Officer, the Company entered into a two year (the “Employment Period”) employment agreement (the “Agreement”) with Mr. Stewart; provided that Mr. Stewart’s employment by the Company will automatically be extended by twelve (12) additional months on the second anniversary and each annual anniversary thereafter unless Mr. Stewart or the Company provides written notice to the other party no less than 60 days prior to such scheduled extension of his or its intention not to renew the Agreement. Under the terms of the Agreement, Mr. Stewart is entitled to receive annually a base salary of $215,000 (the “Annual Base Salary”), a one-time signing bonus of $30,000, plus a target annual bonus opportunity determined by Mr. Stewart’s performance and provided the Company’s financial results are met, equal to 40% of his Annual Base Salary as a discretionary year-end bonus, as determined by the Board of Directors of the Company. The Board of Directors of the Company shall establish and determine the performance and payment conditions applicable to such annual bonuses. Mr. Stewart is also entitled to the reimbursement by the Company of certain relocation expenses in accordance with the relocation benefits policy of the Company.

Pursuant to the Agreement, in the event, during the Employment Period, the Company terminates Mr. Stewart’s employment without Cause or Mr. Stewart terminates his employment for Good Reason, in both cases upon or within two (2) years immediately following a Change in Control, the Company shall have no further obligations to Mr. Stewart under the terms of this Agreement or otherwise other than to pay or provide Mr. Stewart certain benefits, including (i) payment of his Annual Base Salary through the end of the month in which Mr. Stewart’s employment was terminated, (ii) an amount equal to one (1) time his Annual Base Salary actually earned during the preceding year (or $215,000 if such termination occurs during the first year of employment), (iii) continued participation until the second anniversary of the date of termination in all Company medical and dental plans, (iv) up to $25,000 in outplacement services (as long as he is using such services), and (v) payment of reasonable relocation costs.

For purposes of the Agreement with Mr. Stewart, a “Change of Control” shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 3(a)(9) and Section 13(d) of the Securities Exchange Act of 1934) other than the Company or any employee benefit plan of the Company or any of its subsidiaries, (x) becomes the “beneficial owner” (as such term is used in Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of Company securities having more than 50% of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of the issuance of securities initiated by the Company in the ordinary course of business) (“Voting Securities”) or (y) becomes the “beneficial owner” of Company of 25% or more of the Voting Securities of the Company and such person has the power to appoint or elect a majority of the members of the

Board, or (ii) persons who, as of the effective date of the Agreement constitute the Board of Directors (the “Incumbent Directors”) cease for any reason, including without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority thereof, provided that any person becoming a director of the Company subsequent to the effective date of this Agreement shall be considered an Incumbent Director if such person’s election or nomination for election was approved by a vote of at least 50% of the Incumbent Directors; but provided further, that any such person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as defined in Section 13(d) and 14(d) of the Exchange Act) other than the Board of Directors, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director, or (iii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, or any combination of the foregoing transactions, the holders of all the Company’s securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction constitute, following such transaction, less than a majority of the combined voting power of the then outstanding securities of the surviving entity (or in the event each entity survives, the ultimate parent entity resulting from such transaction) (the “Surviving Entity”) entitled to vote generally in the election to elect directors of the Surviving Entity after such transaction.

Also effective on October 12, 2011, Laura Vázquez will no longer serve as the Principal Accounting Officer of the Company. Mrs. Vázquez shall continue to be employed by the Company to facilitate and assist in the transition of the new Principal Accounting Officer and provide support to the Company in accounting, reporting and tax related matters. Mrs. Vázquez’s duties shall be performed from San Juan, Puerto Rico and such other locations as are mutually acceptable to Mrs. Vázquez and the Company. Mrs. Vázquez will report directly to the Company’s Chief Financial and Investment Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL FINANCIAL CORPORATION

Date: October 14, 2011	By:	/s/ Enrique Ubarri
	Name:	Enrique Ubarri
	Title:	Executive Vice President and General Counsel